UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 2, 2010

Baldor Electric Company

Exact name of registrant as specified in its charter

Missouri	01-07284	43-0168840
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification No

5711 R. S. Boreham, Jr., St Fort Smith, Arkansas	72901
Address of principal executive offices	Zip Code

Registrant’s telephone number, including area code 479-646-4711

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 2, 2010, the Board of Directors of Baldor Electric Company (the “Company”) announced that John A. McFarland plans to step down from his role as the Company’s Chief Executive Officer on December 31, 2010. He will remain active as Executive Chairman and retain his position as Chairman of the Executive Committee.

The Board of Directors has promoted Ronald E. Tucker, 53, to Chief Executive Officer effective January 1, 2011. Mr. Tucker will retain the title of President. He has been with the Company for more than 24 years, and has held many management positions with the Company including President since 2005, Chief Operating Officer since February 2007, Chief Financial Officer from 2000 – 2007; Secretary from 2002 – 2008, and Treasurer from 2000 – 2002. He has also served as a member of the Board of Directors since 2007.

Item 7.01	Regulation FD Disclosure

On August 2, 2010, the Company issued a press release announcing the changes in management described above. A copy of the press release is attached as Exhibit 99.1 hereto, and is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits

(d) See Index of Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baldor Electric Company
(Registrant)

Date	August 5, 2010	/s/ George E. Moschner
George E. Moschner
Chief Financial Officer and Secretary

BALDOR ELECTRIC COMPANY

INDEX OF EXHIBITS

Exhibit No.	Description
99.1	Company issued news release dated August 2, 2010